                                                                   Exhibit 10.14


                         PRODUCT DEVELOPMENT AGREEMENT

This Product Development Agreement ("Agreement") is made and entered into as of July 22, 1996 ("Effective Date"), by and between Cisco Systems, Inc., a California corporation, having principal offices at 170 West Tasman Drive, San Jose, California 95134-1706 ("Cisco"), and Terayon Corporation, a California corporation, having principal offices at 2952 Bunker Hill Lane, Santa Clara, California 95054 ("Terayon").

  Common objectives of the parties in entering into this Agreement include: (i) to develop an end-to-end system providing Internet/WAN access through the Cable System (as defined below) to the end user, and (ii) to develop efficient interconnection protocols between Cisco products, including the Cisco 75xx Router family and the Cisco Lightstream 1010 ATM Switch, and products that Terayon will develop (as described below), which together will form the basis of an end-to-end system for the Cable System market.

  The parties hereby agree as follows:

     Definitions.  For purposes of this Agreement, the following terms shall
     ------------
have the following meanings:

                1.1 "Teralink" shall mean a head-end cable modem concentrator chassis or cable data modem terminal server ("CDMTS"), which includes the channel controller unit(s) and other components based on Terayon technology. Teralink as defined herein includes all versions developed by Terayon including the Teralink 1000, Teralink 2000, and other Terayon designs, and includes all components including but not limited to the RF circuitry and ASIC component, which are resident on a VME Board; CPU, TDM interface, Utopia, SAR, and Ethernet interface.

                1.2 "Terapro" shall mean a subscriber-end remote unit and modem device based on Terayon technology, which will provide data transmission from the subscriber through the hybrid fiber coax ("HFC") system to the Teralink and on to the cable head-end platform.

                1.3 "sCDMA" shall mean Terayon's Synchronous Code Division Multiple Access spread spectrum communication digital access scheme which Terayon shall incorporate into Terayon's physical layer modules resident and other components in the Terapro and Teralink.

                1.4 "Terayon Technology" shall mean Terayon's Teralink, Terapro, and sCDMA as defined in Sections 1.1 - 1.3 above, including, without limitation, integrated circuits, design documentation, board schematics, source code, designs, technology, ideas, know-how, processes, formulas, data, techniques, improvements, modifications, inventions (whether patentable or not), works of authorship, derivative works, circuits, mask works, layouts, algorithms, and computer programs relating thereto, and all patents, patent rights, copyrights, mask work rights, trade secret rights and other intellectual property and proprietary rights therein anywhere in the world.

                1.5 "IF Interfaces" shall mean collectively three separate interfaces:

                     (a) I/F4 Interface: The I/F4 interface is the interface between the Teralink and the 75xx Router, which supports a standard ATM interface compliant with ATM Forum UNI 3.1. At the physical layer, the I/F4 interface supports a SONET/SDH based interface. The I/F4 also supports a management interface using a separate 10Base-T Ethernet interface for local exchange of management information such as TeraPro modem configuration information and RF channel up/down status information between the router and the TeraLink system. Both the data interface and the local management interface supported by I/F4 are jointly being developed by Terayon and Cisco.

                     (b) I/F6 Interface: The I/F6 is the IP interface between the router located at the headend or remote distribution hub and the PC located at the subscriber premise. Several of the functions supported by the I/F6 interface are unique to the CATV data network. For example, there is an intimate relationship between the Logical IP Subnet (LIS) over CATV data network and the CATV RF channel parameters. The I/F6 interface supports LIS configuration with routers and directly connected PCs using RF channels in the CATV data network. All ARP messages originated by the PCs in the router's IP subnetwork are passed on to the router through the I/F6 interface. In addition, the router participates via the I/F6 interface in the DHCP message exchange between the PC and the DHCP server and uses the information to bind the PC MAC address, the PC IP address, and the TeraPro modem identifier. Terayon and Cisco are jointly specifying the I/F6 interface.

                     (c) I/F7 Interface: The I/F7 is the IP interface between the DHCP server located at the headend or remote distribution hub and the PC located at the subscriber premise. The I/F7 interface supports dynamic assignment of IP addresses to the PC using DHCP on PC powerup. As mentioned earlier, the router participates in the DHCP message exchange between the PC and the DHCP server. As part of specifying the DHCP interface across I/F7, Terayon and Cisco are also working together to resolve issues such as inclusion of the TeraPro modem identifier in the DHCP messages across I/F5 interface and DHCP affecting the I/F7 during TeraPro modem power loss.

                1.6 "Cisco Technology" shall mean the IF Interfaces as defined in paragraph 1.5 above.

                1.7 "Cable System" shall mean an end-to-end system that provides high-speed data communications, including Internet, digital video and other data services, as well as WAN services over the cable HFC infrastructure.

                1.8  "Lightstream 1010 ATM Switch" shall mean a Cisco device
                      --------------------
providing high speed LAN bridging.

                1.9  "75xx Router" shall mean Cisco's OSI layer 3 device that
                      ----
can decide which of several paths network traffic will follow and can forward packets from one network to another.

                1.10 "Cable Operators" shall mean cable television operators, cable equipment integrators, as well as VARs, resellers and distributors who sell cable equipment and/or services.

                                       2.

        2.  Development Activities.
            -----------------------
            2.1 The parties will jointly develop the IF Interfaces for a Cable System incorporating Cisco Technology and Terayon Technology.

            2.2 The parties intend to work together in the future to develop additional products and future generations of systems as agreed to by the parties in writing.

        3.  Development Obligations.
            ------------------------

            3.1  Preparation of Statement of Work. The parties have jointly
                 ---------------------------------
prepared a statement of work ("Statement of Work") set forth as Attachment A, detailing the development activities and obligations of each party, specifications for the interface for the Cable System, and a milestone schedule for the completion of such activities and obligations. The parties understand and agree that the Statement of Work may be modified, from time to time, but only if such modification is agreed to by both parties.

            3.2  Prototype. The parties shall use commercially reasonable
                 ----------
efforts to undertake and complete development of a prototype model of the Cable System.

            3.3  Joint Development. As more specifically set forth in the
                 ------------------
Statement of Work, Cisco and Terayon will use commercially diligent efforts to develop the Interfaces.

            3.4  Development Schedule and Specifications. The parties will use
                 ----------------------------------------
commercially diligent efforts to prepare a Development Schedule and Specifications for the prototype of the Cable System ("Phase I System") with which the parties will agree to and comply. Each party represents that it is capable of successfully completing its portion of the Phase I System and the Phase I System may be available for field trials by Cable Operators no later than October 1, 1996.

            3.5  Delay.  Should a developing party ("Developing Party") incur
                 ------
delay in meeting the Development Schedule, that Developing Party shall promptly notify the other party in writing of any delay in meeting the Development Schedule hereunder. The parties agree to work together in good faith to develop a mutually acceptable revised development schedule taking such delay into account, and to meet the revised development schedule. However, should the Developing Party fail to meet the revised development schedule, the other party at its election shall be relieved of its obligations under Sections 4 and 6 below upon written notice to the Developing Party.

        4.  Field Trial Obligations
            -----------------------

            4.1 Upon satisfactory completion of the Phase I System, the parties agree that they shall conduct at least two field trials of the Phase I System (along with any modifications thereto) to be sponsored by one or more Cable Operators. The selection of the field trials, the cost sharing, and the implementation and support procedures shall be mutually agreed to by the parties. All data, procedures and results of the field trials shall be shared by the parties.

                                       3.

        5.  Ownership Of Interfaces; Licenses
            ---------------------------------

            5.1  Ownership. For the convenience of the parties, the ownership
                 ----------
of the jointly developed Interfaces shall be assigned to Cisco. Cisco shall use commercially reasonable efforts, consistent with its general policies and practices, to protect and enforce the important proprietary elements of such technologies.

            5.2  License.  Cisco hereby grants to Terayon a perpetual (but with
                 --------
respect to copyrighted works, until the expiration of such copyright rights), fully paid, irrevocable, royalty-free, non-exclusive worldwide right and license to make, have made, modify, improve, make derivative works, use, sell, lease, license and sublicense the Interfaces. For the purposes of Section 11, this license shall be the equivalent of ownership and each party shall be free to make its own business decisions regarding disclosures relating to the Interfaces in the conduct of their respective businesses.

        6.  Phase II System.  Cisco and Terayon will endeavor to develop a
            ---------------
        Phase II Cable System, the goals of which include:

            6.1  Cable System cost reduction.

            6.2  Cable System simplification, integration and improvement.

This statement of intention shall not be binding on either party until a definitive agreement concerning the Phase II System is entered into in writing by each of the parties.

        7.  Marketing, Sales and OEM Relationship.
            --------------------------------------

            7.1  Coordinated Marketing and Sales. The parties intend to develop
                 --------------------------------
a coordinated marketing, sales and customer support program in connection with the Cable System, including reference selling in targeted situations to Cable Operators and exchanges of sales leads regarding Cable Operators.

            7.2  CISCO-TERAYON OEM RELATIONSHIP.

                 (a) The parties intend to discuss and negotiate in good faith terms and conditions under which Terayon will sell to Cisco for resale and support Cable System Teralink and Terapro devices, components, and the complete Cable System. This OEM arrangement shall encompass the Teralink, Terapro, system level components, chipsets and ASICs. The parties intend to negotiate in good faith financial terms and conditions including OEM pricing on each component (including chipsets and ASICs), device and system.

                 (b) With respect to pricing of components and chipsets, the parties understand that some of the components (particularly the RF circuitry and ASIC components) may be high value added parts of the system and it is the intention of the parties that the pricing should reflect the contribution of the component or chipset to the margin which Terayon is deriving from the systems product (such as the Teralink and the Terapro) in which the component is used. In calculating the system margin, it is understood that the parties will

                                       4.

consider average margins actually received by Terayon, not selective high margin transactions, in determining gross margin for components and chipsets sold by Terayon to Cisco.

                 (c) If the parties decide to establish an OEM relationship with respect to Terayon products, Cisco will discuss and negotiate in good faith terms and conditions under which Cisco will sell to Terayon for resale routers and switches.

The statements of intention in this Section 7.2 regarding OEM relationships shall not be binding upon either party until a definitive OEM Agreement is entered into in writing between the parties.

        8.  Ownership
            ---------

            8.1  Ownership.  As between the parties, each party retains all
                 ----------
title to and, except as expressly and unambiguously licensed herein, all rights and interest (including all proprietary and intellectual property rights throughout the world) in and to its Technology, all copies, modifications and derivative works thereof (by whomever produced) and all inventions ("Inventions") (whether patentable or not) relating to its Technology made, conceived, or reduced to practice during the course of development under this Agreement.

            8.2  Assignment to Cisco.  Terayon agrees to assign and does hereby
                 --------------------
assign to Cisco all rights, title and interest including, without limitation, copyright rights, patent rights, trade secret rights, mask work rights and all other intellectual property and proprietary rights that Terayon may have throughout the world in and to any Inventions, modifications or derivative works of the Cisco Technology or any portion thereof made, conceived or reduced to practice by Terayon during the course of development under this Agreement. The foregoing shall apply to all rights of every kind and character whatsoever throughout the world, whether or not such rights are now existing or come into existence hereafter, and whether or not such rights are now known, recognized or contemplated. Terayon agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Cisco to permit and assist it in evidencing and perfecting such assignment.

            8.3   Assignment to Terayon.  Cisco agrees to assign and does
                  ----------------------
hereby assign to Terayon all rights, title and interest including, without limitation, copyright rights, patent rights, trade secret rights, mask work rights and all other intellectual property and proprietary rights that Cisco may have throughout the world in and to any Inventions, modifications or derivative works of the Terayon Technology and/or any portion thereof made, conceived or reduced to practice by Cisco during the course of development under this Agreement. The foregoing shall apply to all rights of every kind and character whatsoever throughout the world, whether or not such rights are now existing or come into existence hereafter, and whether or not such rights are now known, recognized or contemplated. Cisco agrees to perform, during the term of this Agreement, all acts deemed necessary or desirable by Terayon to permit and assist it in evidencing and perfecting such assignment.

        9.  Documentation. Each party shall produce its own end-user
            --------------
        documentation and standards publications at its sole expense.

                                       5.

        10.  Representations, Warranties and Covenants.
             ------------------------------------------

             10.1  By Terayon.  Terayon represents, warrants and covenants:
                   -----------

                   (a) that manufacture, use, sale, offer for sale, import, reproduction, modification or creation of derivative works of the Terayon Technology does not and will not misappropriate, violate or infringe the property rights of any third party in the Terayon Technology (including, without limitation, trade secret rights, copyright rights, patent rights and mask work rights);

                   (b) to comply with good business practices and all applicable laws and regulations and to represent Cisco products and technology in a professional manner in accordance with the highest standards in the computer networking industry, including, without limitation, accurately representing the features and functionality of Cisco products and technology in Terayon's marketing, promotional, distribution and sales activities; and

                   (c) not to initiate any proceeding against Cisco based upon an allegation that Cisco's exercise of its rights or license hereunder infringe Terayon's intellectual property or proprietary rights in the Terayon Technology.

             10.2  By Cisco.  Cisco represents, warrants and covenants that:
                   ---------

                   (a) manufacture, use, sale, offer for sale, import, reproduction, modification or creation of derivative works of the Cisco Technology does not and will not misappropriate, violate or infringe the property rights of any third party in the Cisco Technology (including, without limitation, trade secret rights, copyright rights, patent rights and mask work rights);

                   (b) to comply with good business practices and all applicable laws and regulations and to represent Terayon products and technology in a professional manner in accordance with the highest standards in the computer networking industry, including, without limitation, accurately representing the features and functionality of Terayon products and technology in Cisco's marketing, promotional, distribution and sales activities: and

                   (c) not to initiate any proceeding against Terayon based upon an allegation that Terayon's exercise of its rights or license hereunder infringe Cisco's intellectual property or proprietary rights in the Cisco Technology.

        11.  Confidentiality.
             ----------------

Each party agrees that all information provided pursuant to this Agreement including, without limitation, designs, layouts, mask works, design documentation, code, schematics, inventions, algorithms, know-how and ideas and all other business, technical and financial information, is the confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly allowed herein, the receiving party will hold in confidence and not use or disclose during the term of this Agreement and for five (5) years thereafter any Proprietary Information of the disclosing party and shall similarly bind its employees and subcontractors in such manner as it employs with respect to its own confidential information. The parties further

                                       6.

agree that the terms of this Agreement are confidential and that neither party may disclose the terms of this Agreement to any third party notwithstanding disclosure obligations in connection with a merger, acquisition or sale of assets. In the event of a merger discussion other than with Cisco competitors, Terayon may disclose to the third party a summary of this agreement, excluding any pricing matters and Statement of Work. The receiving party shall not be obligated under this Section with respect to information the receiving party can document:

                   (a) is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

                   (b) is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

                   (c) was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

                   (d) was independently developed by employees or consultants of the receiving party; or

        If either party breaches any of its obligations with respect to confidentiality, or if such a breach is likely to occur, the other party shall be entitled to equitable relief, including specific performance or an injunction, in addition to any other rights or remedies, including, without limitation, money damages, provided by law.

        12.  Term and Termination
             --------------------

             12.1  Term.  Unless terminated earlier as provided herein, this
                   -----
Agreement shall have a term of four (4) years commencing from the date executed, unless terminated sooner by written notice given by a party pursuant to this
Section 12. This Agreement shall automatically renew for additional one (1) year periods, unless a party provides written notice not later than thirty (30) days prior to the end of the initial term or any renewal thereof of its intent not to renew.

             12.2  Termination.  This Agreement may be terminated by a party
                   ------------
for cause immediately by written notice upon the occurrence of any of the following events:

                   (a) If the other ceases to do business, or otherwise terminates its business operations; or

                   (b) If the other breaches any material provision of this Agreement and fails to cure such breach within sixty (60) days (immediately in the case of a material breach of Section 10) of written notice describing the breach. Notwithstanding the foregoing, both parties recognize the inherent difficulty of development, and both parties agree that prior to terminating the Agreement for a development issue, both parties will discuss the issues and timelines for resolution of the issues in good faith; or

                   (c) If the other becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable

                                       7.

proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

             12.3  Corporate Event.  Within sixty (60) days of a material
                   ----------------
change of control, merger or acquisition of Terayon (an "Acquisition"), Cisco in its sole discretion may elect to terminate this Agreement.

                   12.3.1. In the event of termination, each party will return or destroy the Proprietary Information of the other party.

        13.  Survival.  Sections 1, 5, 8, and 10 will survive termination or
             ---------
expiration of this Agreement.

        14.  Regulatory Compliance.  Each party will be responsible for
             ----------------------
obtaining, at its own expense, all necessary governmental approvals and attaining network compliance for the Phase I System.

        15.  Export Controls.  Each party agrees at its sole cost and expense to
             ----------------
comply with all applicable export control laws, and restrictions and regulations, as they exist from time to time, including those of the United States Department of Commerce, and not to export or reexport any material provided to it under this Agreement, including the Phase I System and any Proprietary Information of the other party, or any of the direct products of the foregoing, in violation of any such laws or regulations, or to Afghanistan, the People's Republic of China or any Group Q, S, w, Y or Z country (as specified in Supplement No. 1 to Paragraph 770 of the U.S. Export Administration Regulations, or any successor thereto) or otherwise except in compliance with and with all licenses and approvals required under applicable export laws and regulations.

        16. Assignment.  A party may not assign or transfer this Agreement and
            -----------
the rights and obligations hereunder without prior written consent of the other party.

        17. Relationship of the Parties; No Agency.  Nothing contained herein
            ---------------------------------------
shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties. The parties' relationship will be that of independent contractors. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any other contract, agreement or undertaking with any third party.

        18. General.
            --------

            18.1  Governing Law.  Any dispute in the meaning, effect or
                  --------------
validity of this Agreement will be resolved in accordance with the laws of the State of California.

            18.2  Attorneys' Fees.  In any action or proceeding to enforce
                  ----------------
rights under this Agreement, the prevailing party shall be entitled to recover reasonable costs and attorneys' fees.

            18.3  Severability.  If any provision of this Agreement is held to
                  -------------
be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable.

                                       8.

            18.4  Entire Agreement.  This Agreement contains the entire
                  -----------------
understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous communications, understandings and agreements with respect to the subject matter hereof, whether oral or written, and can only be modified or amended by a subsequent writing signed by both parties.

            18.5  Headings.  All headings used in this Agreement are for
                  ---------
convenience only and shall not be used in interpreting this Agreement.

            18.6  Notices.  All notices required under this Agreement shall be
                  --------
in writing and shall be deemed to be given when delivered by hand or dispatched (with reasonable evidence of receipt) by telex, telegraph or other means of electronic facsimile transmission, or twenty-four (24) hours after being dispatched by an internationally recognized overnight courier service with tracking capabilities or five (5) days after deposit in the U.S. mail if mailed by certified or registered mail, postage pre-paid, return receipt requested, addressed to the party to whom the notice is intended to be given at the address specified in the opening paragraph or such other address as either party may designate by like notice.

            18.7  Force Majeure.  Neither party shall be liable hereunder by
                  --------------
reason of any failure or delay in the performance of its obligations hereunder on account of strikes, shortages, riots, insurrection, fires, flood, storm, explosions, acts of God, war, governmental action, labor conditions, earthquakes or any other cause which is beyond the reasonable control of such party.

            18.8  Waiver.  The failure of either party to require performance
                  -------
by the other party of any provision hereof shall not affect the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

            18.9  Counterparts.  This Agreement may be executed in two or more
                  -------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, THE PARTIES HERETO, BY THEIR AUTHORIZED REPRESENTATIVES, HAVE AFFIXED THEIR SIGNATURES AS OF THE DATE FIRST SET FORTH ABOVE.

CISCO SYSTEMS, INC.                             TERAYON CORPORATION

BY:                                             BY:
   --------------------------------------          -----------------------------
NAME:  JONATHAN SHANTZ                          NAME:  ZAKI RAHIB
TITLE: VICE PRESIDENT AND GENERAL MANAGER       TITLE: CHIEF EXECUTIVE OFFICER
       SERVICE PROVIDER MARKET                         -----------------------

                                       9.

Cisco-Terayon Statement of Work

  This Statement of Work is dated as of July 22, 1996 and has been prepared by Cisco Systems, Inc. ("Cisco") and Terayon Corporation ("Terayon") pursuant to
Section 3.1 of the Product Development Agreement dated as of July 22, 1996 by and between Cisco and Terayon.

1.0  OBJECTIVE

Phase 1 - To develop and validate feasibility of a first generation sCDMA cable modem system that provides data transmission from the subscriber remote unit, through the HFC infrastructure, to the Tera1000 cable modem chassis and on to the cablerouter headend platform, C7513 chassis.

2.0  PRODUCT DEFINITION DELIVERABLES

     2.1     System Functional Specification: Cisco-Terayon

        2.1.1 This will be an I/F4, I/F6 and I/F7 specification defined by Cisco and Terayon.

             2.1.1.1 sub-documents that will be the basis for this document

                     a) Functional Spec

                     b) Fiji Spec

                     c) protocol stack definition

     2.2     System Software Specification: Cisco

             2.2.1  This includes:

                    a.  IP spec for end-to-end packet transfer only

                    B.  Driver spec

     2.3     CDMTS System Software Specification: Terayon

             2.3.1  This includes:

                    a.  Tera1000 software spec

                    b.  TeraPro software spec

                    c.  I/F 1 spec

     2.4     MIB Specification: Cisco-Terayon

     2.5     Hardware: Terayon

                                      10.

             2.5.1  This includes:

                    a. Hardware specification for the cpu, rf and digital logic cards.

                    b. Interface specification for the ATM fiber and ethernet ports.

3.0  TERAYON PRODUCT DELIVERABLES

     3.1 Tera1000 cable modem chassis with 6 channels of 10Mbps upstream and 6 channels of 10Mbps downstream data.

     3.2 TeraPro remote unit capable of 10Mbps/10Mpps up/down stream performance, respectively.

4.0  CISCO PRODUCT DELIVERABLES

     4.1 C75xx with AIP and EIP, or equivalent equipment, populated to accommodate the Tera1000 channel density.

Examples: phase 1 1 7507

                 2 AIP

                 1 Viper- 16E

                 1 LS [010

          (Phase 2 future)

                 1 7507

                 2 Viper-2 ATM-WAN-PAs

                 1 Viper- 100BaseX

                 or

                 1 ELC 4xxx

                 x ATM-WAN-PAs

                 1 10 or 100BaseX PA


     4.2  IOS software with data transport (I/F6) support through ATM-OC3

     4.3  IOS software with Phase 1 SNMP (I/F4) support over Ethernet

                                      11.

5.0  METRICS FOR A SUCCESSFUL PHASE 1 DEMONSTRATION

     5.1 Demonstrate the ability to transmit/receive command and packet data from the Headend cablerouter, through the Tera1000, across the HFC network, through the Terapro subscriber unit to the terminating PC.

     5.2  Demonstrate the ability:

          a.  of 10Mbps sCDMA upstream data transmission

          b.  of 10Mbps sCDMA or 64QAM downstream data transmission

          c.  to achieve a BER of 10E-9 for sCDMA channels

     5.3  Demonstrate basic network management functionality, a subset of SNMP.

6.0  MARKETING

     6.1 Joint Cable Data Communications I/F4, I/F6 and I/7 market visibility & plan.

     6.2  Joint sCDMA visability & market plan.

7.0  RISKS AND DISCLAIMERS

8.0  SCHEDULE OF DELIVERABLES

                                      12.